                       EMPLOYMENT AGREEMENT
                       ____________________


         EMPLOYMENT AGREEMENT, dated as of October 27, 1995, by and between Aetna Life and Casualty Company, a Connecticut corporation (the "Company"), and Gary G. Benanav ("Executive").

                       W I T N E S S E T H:
                       _ _ _ _ _ _ _ _ _ _

         WHEREAS, the Company is considering certain restructuring alternatives that could result in significant changes in the structure of its business, including, without limitation, dividing the business of the Company into two or more separate publicly traded companies or otherwise transferring a portion of the business to a third party;

         WHEREAS, the Company believes that Executive is a key employee and that it is in the Company's best interests to retain the services of Executive for the period during which such restructuring alternatives are considered and, to the extent applicable, implemented;

         WHEREAS, the Company therefore desires to retain the services of Executive and to enter into an agreement embodying the terms of such employment (the "Agreement"); and

         WHEREAS, Executive desires to accept such employment and enter into such Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

         1.    Employment.  Except as provided in Paragraph 6(a),
               __________
the Company shall continue to employ Executive and Executive agrees to remain employed by the Company under the terms of this Agreement for the period commencing on the date first written above (the "Commencement Date") and ending April 28, 1998. The period during which Executive is employed pursuant to this Agreement shall be referred to as the "Contract Employment Period". Upon the expiration of the Contract Employment Period, Executive's employment with the Company shall continue on an at-will basis.

         2.    Position and Duties.  During the Contract
               ___________________
Employment Period, Executive shall serve as Executive Vice President, Property/Casualty of the Company and in such other comparable or better position or positions with the Company and its subsidiaries as the Chief Executive Officer or the Board of Directors of the Company (the "Board") shall specify from time to time. During the Contract Employment Period, Executive shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which Executive serves hereunder and such other duties, responsibilities and obligations as the Chief Executive Officer or the Board shall from time to time specify. Executive shall devote his full business time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use his best efforts, judgment, skill and energy to perform such services in a manner consistent with the duties of his position and to improve and advance the business and interests of the Company and its subsidiaries. Nothing contained herein shall preclude

Executive from (i) serving on the board of directors of any
                _
business corporation on which he currently serves or, if the Board consents to such service, on any other board of directors, (ii)
                                                            __
serving on the board of, or working for, any charitable or community organization or (iii) pursuing his personal, financial
                           ___
and legal affairs, so long as such activities, individually or collectively, do not interfere with the performance of Executive's duties hereunder.

         3.    Cash Compensation.
               _________________

         a.    Base Salary.  During the Contract Employment
               ___________
Period, the Company shall pay Executive a base salary at the annual rate of $500,000. The Board shall periodically review Executive's base salary and the Company may, in its discretion, increase such base salary by an amount it determines to be appropriate. Any such increase shall not reduce or limit any other obligation of the Company hereunder. Executive's annual base salary payable hereunder, as it may be increased from time to time and without reduction for any amounts deferred as described above, is referred to herein as "Base Salary". Executive's Base Salary, as in effect from time to time, may not be reduced by the Company without Executive's consent, provided that the Base Salary
                                     ________ ____
payable under this paragraph shall be reduced to the extent Executive elects to defer or reduce such salary under the terms of any deferred compensation or savings plan or other employee benefit arrangement maintained or established by the Company. The Company shall pay Executive the portion of his Base Salary not deferred in accordance with its customary payroll practices.

         b.    Incentive Compensation.  During the term of the
               ______________________
Contract Employment Period, Executive shall remain eligible for participation in the Company's existing and future annual and long term incentive compensation programs at a level consistent with his position at the Company and the Company's then current policies and practices; provided that following any assignment of
                        ________ ____
this Agreement in accordance with the provisions of Paragraph 9(c) or a Change in Control of the Company (as defined in Paragraph 7(e)), the calculation of the amount payable as annual incentive compensation and the conditions upon which such bonus shall be payable shall be no less favorable to the Executive (taking into account reasonable changes in the Company's goals and objectives) than the annual bonus opportunity that had been made available to the Executive for the fiscal year ended immediately prior to such assignment or Change in Control. Without limiting the generality of the foregoing, for each calendar year ending during the term hereof, Executive shall receive the opportunity to receive an annual bonus of at least 60% of his Base Salary (the "Minimum Bonus Percentage"), subject to satisfaction of such performance criteria as shall be established with respect to such year.

         c.    Retention Bonus Payment.  Unless Executive receives
               _______________________
the alternative bonus described in Paragraph 3(d), the Company shall pay Executive a bonus (the "Retention Bonus"), in addition to Executive's base salary and the incentive compensation opportunities set forth above, in an aggregate amount equal to $1,000,000 or, if applicable, the amount determined after the reduction, if any, specified by the Board in the manner set forth below (the "Aggregate Amount"). Notwithstanding the preceding sentence, unless the Option described in Paragraph 4 is canceled due to Executive's failure to agree to become employed by the New Entity (as defined in Paragraph 6(a)) or a subsidiary thereof, the Aggregate Amount shall be reduced, at the time and in the manner set forth below, by an amount (the "Adjustment Amount") equal to the lesser of (i) $500,000 or (ii) one-half of the product of
               _               __

              (A) the excess, if any, of

                 (1) the Option Share Value (as defined below)
                     over

                 (2) $57.00 times

              (B) 45,000.

     Unless Executive elects to defer the payment of all or a portion of such Retention Bonus on such terms and conditions as the Company shall permit, the amount, if any, payable to Executive under this Paragraph 3(c) shall be paid to Executive in two installments, as hereinafter set forth. Subject in each case to Executive being continuously and comparably employed by the Company through the date such installment would otherwise have been paid,

         (i) the first installment (the "First Installment") shall be equal to the remainder of

              (A) 75% of the Aggregate Amount minus

              (B) the Adjustment Amount,

               and will be payable as of the second anniversary of the Commencement Date;

     (ii) the second installment (the "Second Installment") shall be equal to 25% of such Aggregate Amount and will be payable at the end of the Contract Employment Period.

     Notwithstanding anything in this Paragraph 3(c) to the contrary, the Board may, by resolution and notice thereof to Executive, reduce the amount to be paid to Executive as a retention bonus under this Paragraph 3(c) by up to 100% if, prior to December 31, 1995, the Board (i) affirmatively elects to
                                 _
abandon the restructuring options being considered for the Company without effecting any such option and (ii) elects to reduce any
                                       __
similar payment to be made under any and all employment agreements entered into by the Company in connection with the consideration of the restructuring options by the same percentage.

     For purposes of this Paragraph 3(c), the following terms have the following meanings:

    "Fair Market Value" means the closing price of the Company's Common Stock as reported on the New York Stock Exchange Consolidated Tape (or, if the Common Stock is not traded on the New York Stock Exchange, the closing price on whichever exchange on which the Common Stock is principally traded at such time or the average of the closing bid and asked prices reported on the national system of price quotations or which the Common Stock is then quoted).

    "Option Share Value" means (i) except as provided in subclause
                                _
 (ii) below, if Executive's employment does not terminate prior to
  __
April 28, 1997, the average of the Fair Market Values for a period of five consecutive trading days ending on April 28, 1997; (ii) if
                                                            __
there is a Change in Control (as defined in Paragraph 7(e)) prior to April 27, 1997, the aggregate value of any cash and any property received by the stockholders of the Company for a share of Common Stock in the transaction giving rise to such Change in Control (or if no such value is readily determinable, the Fair Market Value on the last business day immediately preceding the Change in Control on which shares of Common Stock are traded on an established securities market); or (iii) solely for purposes of
                                    ___
determining the amount, if any, payable under Paragraph 6 in respect of the Retention Bonus or a Pro Rata Retention Bonus, if Executive's employment terminates prior to April 28, 1997 by reason of a Termination due to death, a Termination due to Disability, a Termination Without Cause or a Termination for Good Reason (as each such term is defined in Paragraph 6 hereof), the average of the Fair Market Values for a period of five consecutive trading days ending on the date of such termination (or, if such date is not a trading day, on the next following trading date). The Option Share Value determined in accordance with the preceding sentence shall apply for purposes of this Paragraph 3(c) regardless of whether (x) Executive exercises the Option on or
                       _
before the relevant date, (y) such Option lapses on or before the
                           _
relevant date, or (z) continues in effect following the relevant
                   _
date or is replaced by an Alternative Option (as described in Paragraph 7(b)) that continues in effect following the relevant date.

    d.  Alternative Bonus.  If the Company shall complete the sale
        _________________
of its property casualty business (the "Property Casualty Sale") to a strategic purchaser (that is, a purchaser which is already in the property casualty business and is not primarily a financial purchaser) prior to the second anniversary of the Commencement Date, and Executive has not voluntarily terminated his employment with the Company other than pursuant to a Termination for Good Reason (as defined in Paragraph 6(d) below) or had his employment terminated by the Company pursuant to a Termination for Cause (as defined in Paragraph 6(d) below), the Company shall pay Executive an additional bonus (the "Alternative Bonus") as soon as practicable following the closing of the Property Casualty Sale in an amount at least equal to $1,040,000, plus a share of the aggregate Alternative Bonus pool for eligible property-casualty employees, to the extent such pool exceeds the minimum pool size.

    4.  Stock Option Grants.  Contingent upon the execution of
        ___________________
this Agreement by the Executive, the Company has granted Executive an option, having a ten year term, to purchase 45,000 shares of the Company's Common Stock at an exercise price per share equal to $57 a share (the "Option"). Except to the extent specified below, the terms of the Option shall be determined in accordance with the terms of the 1994 Stock Incentive Plan (the "1994 Plan") and shall be set forth in the separate agreement embodying the grant of such Option (the "Option Agreement"), the form of which is attached hereto as Exhibit A.

     5.  Benefits, Perquisites and Expenses.
         __________________________________

     a.  Benefits.  During the Contract Employment Period,
         ________
Executive shall be eligible to participate in (i) each welfare
                                               _
benefit plan sponsored or maintained by the Company, including, without limitation, each group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, and (ii) each pension, profit sharing,
                                __
retirement, deferred compensation or savings plan sponsored or maintained by the Company, in each case, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof. Nothing in this Paragraph 5(a) shall be construed to limit the ability of the Company to amend or terminate any particular plan, program or arrangement, provided
                                                       _________
that, following the occurrence of a Change in Control (as defined
____
in Paragraph 7(e)) or the assignment of this Agreement to a New Entity (as defined in Paragraph 6(a)) pursuant to Paragraph 9(b), the benefits made available to the Executive thereafter shall be at least substantially comparable, in the aggregate, to the benefits made available to the Executive immediately prior to such Change in Control or assignment. Without limiting the generality of the foregoing, Executive understands and acknowledges that the amounts payable under Paragraph 3(c) or (d) shall not be taken into account for purposes of determining any benefits provided to Executive based, in whole or in part, on compensation.

     With respect to the pension or retirement benefits payable to Executive, Executive's service credited for purposes of determining Executive's benefits and vesting shall be determined in accordance with the terms of the applicable plan or program or, if applicable, pursuant to any written agreement between Executive and the Company (whether now existing or hereafter adopted) that provides Executive a more favorable method of crediting service for any purpose thereunder.

     b.  Perquisites.  During the Contract Employment Period,
         ___________
Executive shall be entitled to receive such perquisites as are generally provided to other senior officers of the Company in accordance with the then current policies and practices of the Company.

     c.  Business Expenses.  During the Contract Employment
         _________________
Period, the Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company.

     6.  Termination of Employment.
         _________________________

     a.  Early Termination of the Contract Employment Period.
         ___________________________________________________
Notwithstanding Paragraph 1, the Contract Employment Period shall end upon the earliest to occur of (i) a termination of Executive's
                                   _

employment on account of Executive's death, (ii) a Termination due
                                             __
to Disability, (iii) a Termination for Cause, (iv) a Termination
                ___                            __
Without Cause, (v) a Termination for Good Reason or (vi) a
                _                                    __
termination of Executive's employment by Executive other than a Termination for Good Reason. For purposes of this Agreement, a transfer of Executive's employment (i) to any other entity
                                    _
controlled by or under common control with the Company shall not be treated as a termination unless and until such entity ceases to be controlled by or under common control with the Company or (ii)
                                                              __
as a result of the implementation of any restructuring of the Company (whether occurring by spin-off or otherwise) shall not be treated as a termination of employment, provided that, in either
                                        ________ ____
case, the successor employer (the "New Entity") expressly assumes and agrees to perform all of the Company's obligations under this Agreement.

b.  Benefits Payable Upon Termination.  Following the end of the
    _________________________________
Contract Employment Period pursuant to Paragraph 6(a), Executive (or, in the event of his death, his surviving spouse, if any, or his estate) shall be paid the type or types of compensation determined to be payable in accordance with the following table at the times established pursuant to Paragraph 6(c):


                         Earned       Vested       Accrued    Severance      Additional
                         Salary      Benefits       Bonus      Benefit        Benefits
                         ______      ________      _______    _________
                                                                              Payable
                                                                              _______

  Termination due                                               Not          Additional
     to death           Payable     Payable       Payable     Payable         Bonus
Termination due                                                 Not          Additional
     to Disability      Payable     Payable       Payable     Payable         Bonus
 Termination for                                    Not         Not           None
     Cause              Payable     Payable       Payable     Payable        Payable
Termination                                                                 Additional
     Without Cause      Payable     Payable       Payable     Payable         Bonus
  Termination for                                                           Additional
     Good Reason        Payable     Payable       Payable     Payable         Bonus
  Termination by
     Executive other
     than for Good                                  Not         Not           None
     Reason             Payable     Payable       Payable     Payable        Payable


    c.  Timing of Payments.  Earned Salary and Accrued Bonus shall
        __________________
be paid in a single lump sum as soon as practicable, but in no event more than 30 days, following the end of the Contract Employment Period. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued. Any Retention Bonus or Pro-Rata Retention Bonus, as applicable, payable shall be paid to Executive in a single lump sum payment within 30 business days of Executive's termination of employment. Any amount payable as an Additional Bonus in respect of the excess of the Alternative Bonus over the Pro-Rata Retention Bonus or the Retention Bonus, whichever is applicable, shall be payable as soon as practicable following the closing of the Property Casualty Sale.

     Severance Benefits shall be paid in approximately equal installments, at the same intervals at which Executive was receiving his salary payments hereunder, for the greater of (i)
                                                             _

one year, (ii) the period over which such benefits would be
           __
payable if paid to Executive under the Company's otherwise applicable plans, policies or procedures as currently in effect or
(iii) the period over which such benefits would be payable if paid
 ___
to Executive under the Company's otherwise applicable plans, policies or procedures, as in effect at the time of Executive's termination of employment. Notwithstanding the foregoing,

Executive may elect, by written notice given to the Company prior to the first periodic payment and within ten business days after such termination, that, instead of periodic installments Severance Benefits shall be paid in either a single lump sum, payable within ten business days of receipt by the Company of such election, or in two equal installments, the first payable within ten business days of receipt by the Company of such election, and the second payable on the first business day of the following calendar year.

     d.  Definitions.  For purposes of this Paragraph 6,
         ___________
capitalized terms have the following meanings:

     "Accrued Bonus" means a pro-rated amount equal to the product of (i) the annual incentive compensation Executive would have been
    _
entitled to receive under Paragraph 3(b) for the calendar year in which his active service for the Company terminates pursuant to Paragraph 6(a) had he remained employed for the entire year and assuming that all targets for such year had been met, multiplied by (ii) a fraction, the numerator of which is equal to the number
    __
of days in such calendar year occurring on or prior to the termination of Executive's active service for the Company and the denominator of which is 365.

     "Additional Bonus" means (x) (i) in the case of a Termination
                               _   _

due to death or a Termination due to Disability, the Pro-Rata Retention Bonus, or (ii) in the case of a Termination Without
                     __
Cause or a Termination for Good Reason, the Retention Bonus, and
(y) in case of a Termination due to death, a Termination due to
 _
Disability, a Termination Without Cause or a Termination for Good Reason, the excess, if any, of (i) the amount, if any, of the
                                _

Alternative Bonus that would otherwise be payable to Executive in connection with the Property Casualty Sale pursuant to Paragraph
3(d) over (ii) the amount paid to Executive in respect of
           __
whichever of the Pro-Rata Retention Bonus or the Retention Bonus is payable to Executive hereunder.

     "Earned Salary" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Contract Employment Period ends (other than Base Salary deferred pursuant to Executive's election, as provided in Paragraph 3(a) hereof).

     "Pro-Rata Retention Bonus" means

      (i) if a Termination due to death or a Termination due to Disability occurs prior to the date the First Installment of the Retention Bonus otherwise would have been paid, an amount equal to the product of (A) the
                                                         _
           First Installment multiplied by (B) a fraction, the
                                            _
           numerator of which is equal to the number of calendar days which have elapsed from the Commencement Date until Executive's death or the date the Company specifies as the date Executive's active service terminates due to Disability, and the denominator of which is the number of calendar days from the Commencement Date until the date the First Installment otherwise would have been paid; and

     (ii) if a Termination due to death or a Termination due to Disability occurs after payment of the First Installment, but prior to the date the Second Installment of the Retention Bonus otherwise would have been paid under Paragraph 3(c), an amount equal to the product of (A) the Second Installment multiplied by (B)
                       _                                        _
           a fraction, the numerator of which is equal to the number of calendar days which have elapsed from the date as of which the First Installment under Paragraph 3(c) was payable until Executive's death or the date the Company specifies as the date Executive's active service terminates due to Disability, and the denominator of which is the number of calendar days from the First Installment Date until the date the Second Installment was otherwise scheduled to have been paid.

     "Severance Benefit" means an amount equal to the sum of (i) and (ii) below, where (i) and (ii) are:

    (i)  the sum of

           (A) the annual Base Salary payable to Executive immediately prior to the end of the Contract
                Employment Period; and

           (B) an amount (the "Bonus Severance Amount") equal to the product of Executive's Base Salary times the greater of (1) the Minimum Bonus Percentage and
                            _
               (2) the percentage of Base Salary that would have
                _
                been payable to Executive for the year of such termination assuming achievement of target levels of performance and Executive's continued employment for the entire year, and

     (ii) the amount otherwise payable to Executive under the Company's otherwise applicable severance plans, policies or programs as in effect on the date hereof (or, if more favorable to Executive, as in effect on the date of Executive's termination), assuming for purposes of determining the amount payable thereunder that Executive's employment was terminated as a result of the elimination of his position, but calculated by including the Bonus Severance Amount as part of Executive's eligible compensation for purposes of calculating the benefits payable under such plans, policies or programs;

           except that, in the event that Executive becomes entitled to receive Severance Benefits hereunder following the sale of the Company's property casualty business or a Change in Control, the Severance Benefit payable to Executive shall be determined under whichever of Paragraph 6(g) or Paragraph 7(c) is applicable. Additionally, while Executive is receiving payment of Severance Benefits in periodic installments, Executive shall also be eligible to continue to participate in the welfare benefit plans and programs (excluding the long-term disability plan, the sick-pay plan and vacation accruals) generally made available to employees of the Company and in which he participated immediately prior to the termination of his employment on the same terms and conditions as would have applied had Executive continued to be employed. Upon an election to receive Severance Benefits in either a single lump sum payment or in two installments, Executive will forfeit any right to continue to receive any coverage under the Company's welfare benefit plans, other than COBRA coverage (determined from the original date of termination) at Executive's expense as required by applicable law; provided that, if Executive elects
                              ________ ____
           to receive Severance Benefits in two installments
           instead of periodic installments, the Company shall pay one-half of the cost of Executive's COBRA coverage from the date the first installment payment is made until the date the second installment payment is made. Notwithstanding the foregoing, receipt of a lump sum payment or two installment payments hereunder shall not cause Executive to cease to be eligible for any retiree benefit programs for which he is otherwise eligible under the terms of the Company's employee benefit plans, policies or programs.

     "Termination for Cause" means a termination of Executive's employment by the Company due to (i) the willful failure by
                                  _
Executive to perform substantially Executive's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to Executive of such failure,
(ii) Executive's engaging in serious misconduct that is injurious
 __
to the Company or any subsidiary or any affiliate of the Company,
(iii) Executive's having been convicted of, or entered a plea of
 ___
nolo contendere to, a crime involving an act that is immoral or
____ __________
wrong in and of itself (e.g., burglary, larceny, murder and arson)
                        ____
or a crime involving deceit, fraud, perjury or embezzlement, (iv)
                                                              __
the breach by Executive of any written covenant or agreement not to compete with the Company or any subsidiary or any affiliate or
(v) the breach by Executive of his duty of loyalty to the Company
 _
which shall include, without limitation, (A) the disclosure by
                                          _
Executive of any confidential information pertaining to the Company or any subsidiary or any affiliate of the Company, other than (x) in the ordinary course of the performance of his duties
      _
on behalf of the Company or (y) pursuant to a judicial or
                             _
administrative subpoena from a court or governmental authority with jurisdiction over the matter in question, (B) the harmful
                                                _
interference by Executive in the business or operations of the Company or any subsidiary or any affiliate of the Company, (C) any
                                                            _

attempt by Executive directly or indirectly to induce any employee, insurance agent, insurance broker or broker-dealer of the Company or any subsidiary or any affiliate to be employed or perform services elsewhere, (D) any attempt by Executive directly
                             _
or indirectly to solicit the trade of any customer or supplier, or prospective customer or supplier, of the Company on behalf of any person other than the Company or a subsidiary thereof or (E) any
                                                          _
breach or violation of the Company's Code of Conduct, as amended from time to time. Notwithstanding the foregoing, a breach of Executive's duty of loyalty to the Company as described in subclause (A) or (E) of clause (v) of the preceding sentence shall not be grounds for a Termination for Cause unless such breach has had or could reasonably be expected to have a significant adverse effect on the business or reputation of the Company.

     "Termination due to Disability" means a termination of Executive's employment by the Company because Executive has been incapable of substantially fulfilling the positions, duties, responsibilities and obligations set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of (i) at least four
                                             _

consecutive months or (ii) more than six months in any twelve
                       __
month period. Any question as to the existence, extent or potentiality of Executive's disability shall be made by the Company, except that Executive shall have the right to request that the Company present the question of whether he is disabled to a qualified, independent physician selected by the chief or assistant chief (or the equivalent position) of the department which treats the disease giving rise to Executive's absence at a nationally or regionally recognized teaching hospital chosen by the Company. The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

     "Termination for Good Reason" means a termination of
Executive's employment by Executive within 90 days following (i) a
                                                              _

reduction in Executive's annual Base Salary or incentive compensation opportunity as provided under Paragraph 3(b), (ii) a
                                                            __
material reduction in Executive's positions, duties and responsibilities from those described in Paragraph 2 hereof, (iii)
                                                              ___

the relocation of Executive's principal place of employment to a location more than 50 miles from the location at which he performed his principal duties on the date immediately prior to such relocation, (iv) a breach of the obligation to provide
                  __
Executive with the benefits required to be provided in accordance with Paragraph 5(a), (v) a failure by the Company to pay any
                      _
amounts due and owing to Executive within 10 days following written notice from Executive of such failure to pay, or (vi) any
                                                          __
other material breach of the Company's obligations to Executive hereunder that significantly affects the compensation or benefits payable to Executive or materially impairs Executive's ability to perform the duties and responsibilities of his position. Notwithstanding the foregoing, a termination shall not be treated as a Termination for Good Reason (i) if Executive shall have
                                  _

consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or (ii) unless Executive
                                             __
shall have delivered a written notice to the Chief Executive Officer of the Company within 60 days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event shall not have been cured within 30 days of the receipt of such notice.

     "Termination Without Cause" means any termination of
Executive's employment by the Company other than (i) a Termination
                                                  _

due to Disability or (ii) a Termination for Cause.  Subject to the
                      __
Company's obligations to make the payments, if any, required pursuant to this paragraph 6, nothing in this Agreement shall be construed to limit the right of the Company to terminate Executive's employment at any time for any reason or without reason.

     "Vested Benefits" means amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries (including, without limitation, any supplemental pension plan, supplemental savings plan or other deferred compensation arrangement, the 1994 Plan and the Company's 1984 Stock Option Plan (the "1984 Plan"), at or subsequent to the date of his termination without regard to the performance by Executive of further services or the resolution of a contingency, provided
                                                        _________
that, at any time during which Executive is entitled to receive
____
the Severance Benefits hereunder, Executive shall not also be entitled to receive any benefits under the Company's generally applicable severance or other termination plans, policies or programs.

     e.  Full Discharge of Company Obligations.  Except to the
         _____________________________________
extent provided in this Paragraph 6, the amounts payable to Executive pursuant to this Paragraph 6 (including, without limitation, under Paragraph 6(f)) following termination of his employment shall be in full and complete satisfaction of Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims, shall not be subject to any offset or mitigation, and, upon Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with Executive's employment with the Company and its subsidiaries. Notwithstanding anything else contained herein to the contrary, (i) the Company's
                                        _

obligations under this Paragraph 6 are expressly conditioned upon Executive's execution of a release and waiver, substantially in the form attached hereto as Exhibit B (subject to, in the event of any change of law occurring after the date hereof, to such modifications as shall be necessary or appropriate to place the Company in a substantially the same position as though no change in law had occurred), of any claims he may have in connection with the termination of, or arising out of, his employment with the Company and (ii) nothing in this Section 6(e) shall be construed
             __
to waive, release or otherwise limit any amounts required to be paid hereunder or any benefits due and payable to Executive under the terms of any employee pension benefit plan, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, or any other Vested Benefit.

      f.  Special Continuation of Certain Protection for the
          ___________________________________________________
Executive.  Notwithstanding anything contained in this Agreement
_________
to the contrary, if, at the end of the Contract Employment Period,
(i) Executive remains an at-will employee of the Company and (ii)
 _                                                            __
within one year following the end of the Contract Employment Period, the Company takes actions which, if they had occurred within the Contract Employment Period, would have given Executive the right to terminate his employment pursuant to a Termination for Good Reason and Executive, after giving the Company timely written notice of the events permitting a Termination for Good Reason and the opportunity to cure described in the definition of a Termination for Good Reason, voluntarily terminates his employment within 90 days of the date of such actions by the Company, then in either case, Executive shall receive payment of the Severance Benefits that would otherwise have been payable to Executive hereunder had his termination of employment occurred during the Contract Employment Period. Notwithstanding the preceding sentence, this Section 6(f) shall not be applicable unless Executive executes the waiver and release referred to in Paragraph 6(e) above in connection with his termination of employment pursuant to this Paragraph 6(f).

     g.  Enhanced Severance Payments.  If Executive's employment
         ___________________________
is terminated following a sale of the Company's property and casualty business pursuant to a Termination for Good Reason or a Termination Without Cause, the Severance Benefit payable to Executive pursuant to this Paragraph 6 shall be equal to three times the sum of Executive's annual Base Salary and the Bonus Severance Amount.

     h.  Outplacement Services.  In addition to any other benefits
         _____________________
described in this Paragraph 6, in the event Executive is eligible to receive Severance Benefits, the Company shall also provide to Executive, at its expense, individual outplacement services from a qualified outplacement firm selected by the Company. The outplacement services to be provided to Executive shall be no less favorable to Executive than those made available to other executives prior to the date hereof under the Company's generally applicable policies, programs or arrangements.

7.  Change in Control of the Company.
    ________________________________

    a.  Accelerated Vesting and Payment.  Unless the Board (or the
        _______________________________
appropriate committee thereof) shall otherwise determine in the manner set forth in Paragraph 7(b), the Option shall become fully exercisable upon the occurrence of a Change in Control (as defined below) and shall remain exercisable for a period of one year thereafter regardless of whether Executive continues to be employed by the Company or, if longer, for the period during which such Option would otherwise be exercisable in accordance with its terms or the generally applicable provisions of the 1994 Plan. If no Alternative Option is provided as set forth in Section 7(b) below, and the Company does not survive as a publicly traded corporation following a Change in Control, the Company shall pay Executive, in full settlement of all rights with respect to the Option, an aggregate amount in cash equal to the product of (i)
                                                             _

the lesser of (A) the Fair Market Value of a Share of the Company's Common Stock on the date the Change in Control occurs over (B) the per share exercise price for the Option times (ii)
                                                            __
the number of shares as to which such Option has not been exercised at the time of the Change in Control. Any amount payable pursuant to the preceding sentence shall be paid within 30 days following such Change in Control.

     b.  Alternative Options.  Notwithstanding Paragraph 7(a), no
         ___________________
acceleration of exercisability shall occur with respect to any Option if the Board (or the appropriate committee thereof) reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the successor in interest to the Company, provided that any such Alternative Option must:
________ ____

     (i) provide Executive with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the Option, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment;

      (ii) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

     (iii) have terms and conditions which provide that, in the event that Executive's employment is terminated by the Company for any reason or is terminated by Executive pursuant to a Termination for Good Reason within two years following a Change in Control, (A) any
                                                  _
            conditions on Executive's rights under, or any restrictions on exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be and (B) the Alternative
                                           _
            Option shall remain exercisable until the second anniversary of the Change in Control or, if longer, for the period during which such Alternative Option would otherwise be exercisable in accordance with its terms or the provisions of the plan under which it is granted that permit the longest post-termination exercise period for involuntary terminations (other than due to death, disability or retirement).

        c.  Enhanced Severance Payments.  If Executive's
            ___________________________
employment is terminated following a Change in Control pursuant to a Termination for Good Reason or a Termination Without Cause, the Severance Benefit payable to Executive pursuant to Paragraph 6 shall be equal to three times the sum of Executive's annual Base Salary and the Bonus Severance Amount.

        d.  Additional Payments by the Company.
            __________________________________

       (i)  Application of Section 7(d). In the event that any
            ___________________________
            amount or benefit paid or distributed to Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to Executive by the Company or any affiliated company (collectively, the "Covered Payments"), would be an "excess parachute payment" as defined in Section 280G of the Code and would thereby subject Executive to the tax (the "Excise Tax") imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed), the provisions of this Section 7(d) shall apply to determine the amounts payable to Executive pursuant to this Agreement.

      (ii)  Calculation of Benefits.  Immediately following
            _______________________
            delivery of any Notice of Termination, the Company shall notify Executive of the aggregate present value of all termination benefits to which he would be entitled under this Agreement and any other plan, program or arrangement as of the projected date of termination, together with the projected maximum payments, determined as of such projected date of termination that could be paid without Executive being subject to the Excise Tax.

     (iii)  Imposition of Payment Cap.  If the aggregate value of
            _________________________
            all compensation payments or benefits to be paid or provided to Executive under this Agreement and any other plan, agreement or arrangement with the Company exceeds the amount which can be paid to Executive without Executive incurring an Excise Tax by less than 105%, then the amounts payable to Executive under this Agreement may, in the discretion of the Company, be reduced (but not below zero) to the maximum amount which may be paid hereunder without Executive becoming subject to such an Excise Tax (such reduced payments to be referred to as the "Payment Cap"). In the event that Executive receives reduced payments and benefits hereunder, Executive shall have the right to designate which of the payments and benefits otherwise provided for in this Agreement that he will receive in connection with the application of the Payment Cap.

      (iv)  Further Payments by the Company. If  the aggregate
            _______________________________
            value of all compensation payments or benefits to be paid or provided to Executive under this Agreement and any other plan, agreement or arrangement with the Company exceeds the amount which can be paid to Executive without Executive incurring an Excise Tax by more than 105%, the Company shall pay to Executive immediately following Executive's termination of employment an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income tax and Excise Tax on the Tax Reimbursement Payment provided for by this Section 7(d)(iv), but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

     (v) Application of Section 280G.  For purposes of determining
         ___________________________
         whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

         (A) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the Effective Date or tax counsel selected by such Accountants (the "Accountants"), the Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and

         (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of
             Section 280G of the Code.

         (vi) Applicable Tax Rates.  For purposes of determining
              ____________________
              whether Executive would receive a greater net after-tax benefit were the amounts payable under this Agreement reduced in accordance with Paragraph 7(d)(iii), Executive shall be deemed to pay:

         (A) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the first amounts are to be paid hereunder, and

         (B) any applicable state and local income taxes at the highest applicable marginal rate of taxation for such calendar year, net of the maximum reduction in Federal incomes taxes which could be obtained from the deduction of such state or local taxes if paid in such year;

         provided, however, that Executive may request that such determination be made based on his individual tax circumstances, which shall govern such determination so long as Executive provides to the Accountants such information and documents as the Accountants shall reasonably request to determine such individual circumstances.

       (vii) Adjustments in Respect of the Payment Cap.  If
             _________________________________________
             Executive receives reduced payments and benefits under this Section 7(d) (or this Section 7(d) is determined not to be applicable to Executive because the Accountants conclude that Executive is not subject to any Excise Tax) and it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding (a "Final Determination") that, notwithstanding the good faith of Executive and the Company in applying the terms of this Agreement, the aggregate "parachute payments" within the meaning of Section 280G of the Code paid to Executive or for his benefit are in an amount that would result in Executive being subject an Excise Tax, then the amount equal to such excess parachute payments shall be deemed for all purposes to be a loan to Executive made on the date of receipt of such excess payments, which Executive shall have an obligation to repay to the Company on demand, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of the payment hereunder to the date of repayment by Executive. If this Section 7(d) is not applied to reduce Executive's entitlements under this Section 7 because the Accountants determine that Executive would not receive a greater net-after tax benefit by applying this Section 7(d) and it is established pursuant to a Final Determination that, notwithstanding the good faith of Executive and the Company in applying the terms of this Agreement, Executive would have received a greater net after tax benefit by subjecting his payments and benefits hereunder to the Payment Cap, then the aggregate "parachute payments" paid to Executive or for his benefit in excess of the Payment Cap shall be deemed for all purposes a loan to Executive made on the date of receipt of such excess payments, which Executive shall have an obligation to repay to the Company on demand, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of the payment hereunder to the date of repayment by Executive. If Executive receives reduced payments and benefits by reason of this Section 7(d) and it is established pursuant to a Final Determination that Executive could have received a greater amount without exceeding the Payment Cap, then the Company shall promptly thereafter pay Executive the aggregate additional amount which could have been paid without exceeding the Payment Cap, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the original payment due date to the date of actual payment by the Company.

     (viii) Adjustments in Respect of the Tax Reimbursement
            ________________________________________________
            Payments. In the event that the Excise Tax is
            ________
            subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, Executive shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to Executive, and interest payable to the Company shall not exceed interest received or credited to Executive by such tax authority for the period it held such portion. Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if Executive's good faith claim for refund or credit is denied.

            In the event that the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the

            Company shall make an additional Tax Reimbursement
            Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

      (ix)  Timing of Payment.  Any Tax Reimbursement Payment (or
            _________________
            portion thereof) provided for in Section 7(d)(iv) above shall be paid to Executive not later than 10 business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the
            Code).

        e.  Definition of "Change in Control".  For purposes of
            _________________________________
            this Paragraph 7, a "Change in Control" means the happening of any of the following:

               (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended
          (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
          Section 13(d) of the Exchange Act but excluding the Company and any subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

               (ii) When, during any period of 24 consecutive months after the Commencement Date, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the
          ________ ____
          beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as

          Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 7(e)(ii); or

               (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.

          8.  Noncompetition and Confidentiality.
              __________________________________

          a.  Noncompetition.  During the Contract Employment
              ______________
Period and for a period of one year following Executive's termination of employment during the Contract Employment Period other than due to a Termination Without Cause or a Termination for Good Reason, Executive shall not become associated, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 1% of the outstanding voting shares of any publicly traded company), with any entity that is actively engaged in any geographic area in any business which is in substantial and direct competition with the business or businesses of the Company for which Executive provides substantial services or for which Executive has substantial responsibility, provided that nothing in this Section 8(a) shall preclude
________ ____
Executive from performing services solely and exclusively for a division or subsidiary of such an entity that is engaged in a non-competitive business. Notwithstanding the foregoing, this Section 8(a) shall not be enforceable in any manner that would be in violation of the rules contained in the Code of Professional Responsibility with responsibility applicable with respect to services as a lawyer.

            b.  Nondisclosure, Nonsolicitation and Cooperation.
                ______________________________________________

           (i) Executive shall not (except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) disclose to any third person, whether during or subsequent to the Executive's employment with the Company, any trade secrets; customer lists; product development and related information; marketing plans and related information; sales plans and related information; operating policies and manuals; business plans; financial records; or other financial, commercial, business or technical information related to the Company or any subsidiary or affiliate thereof unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement; provided,
                                                       ________
   however, that this limitation shall not apply to any such
   _______
   disclosure made while Executive is employed by the Company, or any subsidiary or affiliate thereof if such disclosure is reasonably intended to benefit the Company, or any subsidiary or affiliate;

           (ii) during the Contract Employment Period and for two years after the termination of such Period, Executive shall not attempt, directly or indirectly, to induce any employee or Insurance Agent (as defined below) of the Company, or any subsidiary or any affiliate thereof to be employed or perform services elsewhere;

           (iii) during the Contract Employment Period and for two years after the termination of such Period, Executive shall not attempt, directly or indirectly, to induce any insurance agent or agency, insurance broker, broker-dealer or supplier of the Company, or any subsidiary or affiliate thereof to cease providing services to the Company, or any subsidiary or affiliate thereof;

           (iv) during the Contract Employment Period and for two years after the termination of such Period, Executive shall not attempt, directly or indirectly, to solicit, on behalf of any person or entity other than the Company or any of its subsidiaries, the trade of any individual or entity which, at the time of the solicitation, is a customer of the Company, or any subsidiary or affiliate thereof, or which the Company, or any subsidiary or affiliate thereof is undertaking reasonable steps to procure as a customer at the time of or immediately preceding termination of the Contract Employment Period; provided, however, that this limitation shall only apply to (x)
   ________  _______                                            _
   any product or service which is in competition with a product or service of the Company or any subsidiary or affiliate thereof and (y) with respect to any customer or prospective
                _
   customer with whom Executive has or had (by virtue of Executive's position or otherwise) a personal relationship; and

            (v) following the termination of the Contract Employment Period, Executive shall provide assistance to and shall cooperate with the Company or any subsidiary or affiliate thereof, upon its reasonable request, with respect to matters within the scope of Executive's duties and responsibilities during the Contract Employment Period. (The Company agrees and acknowledges that it shall, to the maximum extent possible under the then prevailing circumstances, coordinate (or cause a subsidiary or affiliate thereof to coordinate) any such request with Executive's other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities). The Company agrees that it will reimburse Executive for reasonable travel expenses (i.e.,
                                                            ____
   travel, meals and lodging) that Executive may incur in providing assistance to the Company hereunder.

Solely for purposes of Paragraph 8(b)(ii) above, the term "Insurance Agent" shall mean those insurance agents or agencies representing the Company or any subsidiary or affiliate thereof, that are exclusive or career agents or agencies of the Company or any subsidiary or affiliate thereof, or any insurance agents or agencies which derive 50% or more of their business revenue from the Company or any subsidiary or affiliate thereof (calculated on an aggregate basis for the 12-month period prior to the date of determination or such other similar period for which such information is more readily available).

     c.  Company Property.  Promptly following Executive's
         ________________
termination of employment, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his control.

     d.  Intention of the Parties.  If any provision of Paragraph
         ________________________
8 is determined by an arbitrator (or a court of competent jurisdiction asked to enforce the decision of the arbitrator) not to be enforceable in the manner set forth in this Agreement, the Company and Executive agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such arbitrator (or court) shall reform such provision to make it enforceable in accordance with the intent of the parties. Executive acknowledges that a material part of the inducement for the Company to provide the salary and benefits evidenced hereby is Executive's covenants set forth in Paragraph 8(a), (b) and (c) and that the covenants and obligations of Executive with respect to nondisclosure and nonsolicitation relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that, if Executive shall breach any of those covenants, the Company shall have no further obligation to pay Executive any benefits otherwise payable hereunder and the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post a bond) restraining Executive from committing any violation of the covenants and obligations contained in Paragraph 8(a), (b) and
(c). The remedies in the preceding sentence are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity as an arbitrator (or court) shall reasonably determine.

     e.  Waiver.  Without limiting the generality of the
         ______
foregoing, upon request of Executive prior to engaging in any conduct otherwise prohibited by this Paragraph 8, the Company may, in its sole discretion, waive in writing, on such terms and conditions as it may deem appropriate, any violation of this Paragraph 8 which would otherwise occur due to such conduct.

     9.  Miscellaneous.
         _____________

     a.  Survival.  Paragraphs 7 (relating to a Change in
         ________
Control), 8 (relating to noncompetition, nonsolicitation and confidentiality) and 9 (relating, among other things, to survival, assignment and governing law) shall survive the termination hereof, whether such termination shall be by expiration of the Contract Employment Period or an early termination pursuant to Paragraph 6 hereof. Paragraph 6 ((other than Paragraph 6(f)) (relating to early termination) shall survive the termination hereof to the extent that, prior thereto, Executive (or his beneficiary) has become entitled to receive any of the benefits payable thereunder. Paragraph 6(f) (and to the extent applicable to such Paragraph 6(f), 6(e)) shall survive for one year following the termination hereof.

     b.  Binding Effect.  This Agreement shall be binding on, and
         ______________
shall inure to the benefit of, the Company and any person or entity that succeeds to the interest of the Company (regardless of whether such succession does or does not occur by operation of law) by reason of the sale of all or a portion of the Company's stock, a merger, consolidation or reorganization involving the Company or, unless the Company otherwise elects in writing, a sale of the assets of the business of the Company (or portion thereof) in which Executive performs a majority of his services. Any successor in interest to the Company shall acknowledge in writing to Executive that it has assumed this Agreement and is responsible to Executive for the performance of the Company's obligations under this Agreement. Without limiting the generality of the foregoing, the Company shall have the right, without the consent of Executive, to assign this Agreement and its obligations hereunder to any New Entity or any subsidiary of any New Entity by which Executive becomes employed, at the discretion of the Company, by reason of the implementation of any restructuring of the Company, and, following any such assignment, such New Entity or subsidiary shall be treated as the Company for all purposes of this Agreement. This Agreement shall also enure to the benefit of Executive's heirs, executors, administrators and legal representatives.

     c.  Assignment.  Except as provided under Paragraph 9(b),
         __________
neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party. In the event the Company assigns this Agreement pursuant to Section 9(b), the Company shall guarantee payment to Executive of any amounts at any time due and payable hereunder in the event (and only to the extent) that the assignee has become a debtor in bankruptcy, is the subject of a receivership or similar preceding or has become insolvent, provided that Executive shall be required to assign his
           ________ ____
rights against the assignee through subrogation as a condition of receiving any payment under the Company's guarantee. In consideration of such guarantee, Executive agrees that following such assignment, the covenants of Executive in Paragraphs 8(b)(i) and (v) shall continue to inure to the benefit of the Company, as well as the assignee. The Company and Executive agree that following any assignment all other covenants described herein in favor of the Company shall, from and after the date of such assignment, inure solely to the benefit of the assignee.

     d.  Entire Agreement.  Except as expressly provided below,
         ________________
this Agreement, the Option Agreement and the portion, if any, of any other agreement relating to pension service or credits referred to in Paragraph 5(a) shall constitute the entire agreement between the parties hereto with respect to the matters referred to herein and any other agreement or any portion of any such other agreement not expressly preserved hereby shall cease to be effective upon the execution hereof and shall not become reinstated upon the expiration or other termination of this Agreement. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences. Other than the provisions of Paragraph 6 which limit Executive's eligibility to receive severance benefits under the Company's generally applicable plans, programs or agreements, nothing in this Agreement shall be construed to limit or otherwise supersede Executive's rights or entitlements under any compensatory plan, program or arrangement made available generally to all employees or all officers of the Company or under the 1994 Plan or the 1984 Plan and this Paragraph 9(d) shall not preclude reference to the documents governing any such plan, program or arrangement to determine such rights and entitlements.

     e.  Severability; Reformation.  In the event that one or more
         _________________________
of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event any of Paragraph 8(a), (b) or (c) is not enforceable in accordance with its terms, Executive and the Company agree that such Paragraph shall be reformed to make such Paragraph enforceable in a manner which provides the Company the maximum rights permitted at law.

     f.  Waiver.  Waiver by any party hereto of any breach or
         ______
default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.
 No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

     g.  Notices.  Any notice required or desired to be delivered
         _______
under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

     If to the Company:

        Aetna Life and Casualty Company
        151 Farmington Avenue
        Hartford, Connecticut
        Attention: Secretary


     If to Executive:

       Gary G. Benanav
       _____________________________
       20 Northmoor Road
       _____________________________
       West Hartford, CT  06117-1709
       _____________________________

     h.  Arbitration.  The Company and Executive agree that any
         ___________
claim, dispute or controversy arising under or in connection with this Agreement, or otherwise in connection with Executive's employment by the Company (including, without limitation, any such claim, dispute or controversy arising under any federal, state or local statute, regulation or ordinance or any of the Company's employee benefit plans, policies or programs) shall be resolved solely and exclusively by binding arbitration. The arbitration shall be held in the city of Hartford, Connecticut (or at such other location as shall be mutually agreed by the parties). The arbitration shall be conducted in accordance with the Expedited Employment Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. All fees and expenses of the arbitration, including a transcript if either requests, shall be borne equally by the parties. If Executive prevails as to any material issue presented to the arbitrator, the entire cost of such proceedings (including, without limitation, Executive's reasonable attorneys fees) shall be borne by the Company. If Executive does not prevail as to any material issue, each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorney's fees are recoverable under the Rules). Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by applicable state law. If either the Company or Executive pursues any claim, dispute or controversy against the other in a proceeding other than the arbitration provided for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorney's fees related to such action.

     i.  Amendments.  This Agreement may not be altered, modified
         __________
or amended except by a written instrument signed by each of the parties hereto.

     j.  Headings.  Headings to paragraphs in this Agreement are
         ________
for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

     k.  Counterparts.  This Agreement may be executed in
         ____________
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     l.  Withholding.  Any payments provided for herein shall be
         ___________
reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

     m.  Governing Law.  This Agreement shall be governed by the
         _____________
laws of the State of Connecticut, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has hereunto set his hand as of the day and year first above written.

                              Aetna Life and Casualty Company

WITNESS:

/s/ Mary Ann Champlin         /s/ Ronald E.Compton
_____________________         _______________________________
Mary Ann Champlin             Ronald E. Compton
                              Chairman


WITNESS:

/s/ Donna R. LeMay            /s/ Gary G. Benanav
_____________________         _______________________________
Donna R. LeMay                Gary G. Benanav